UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 12, 2007

Opteum Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32171	72-1571637
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3305 Flamingo Drive, Vero Beach, Florida		32963
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	772-231-1400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2007, Robert J. Dwyer was appointed to the Board of Directors of Opteum Inc. (the "Company") and was also appointed as a member and Chair of the Audit Committee. Mr. Dwyer was appointed to fulfill a vacancy on the Board of Directors following the June 12, 2007, resignation from the Board of Directors of Maureen A. Hendricks. Mr. Christopher Mortenson was appointed as the Lead Independent Director of the Board of Directors effective June 12, 2007.

For his services as a director, Mr. Dwyer will receive an annual retainer of $95,000. For his services as Chair of the Audit Committee, Mr. Dwyer will receive an additional annual retainer of $25,000. For his services as Lead Independent Director, Mr. Mortenson will receive an annual retainer of $15,000 in addition to his annual retainer of $95,000 for his service as a director. For further information concerning the compensation of the Company's directors, please see the Company's 2007 Proxy Statement filed with the Securities and Exchange Commission on April 4, 2007.

Item 7.01 Regulation FD Disclosure.

On June 14, 2007, Opteum Inc. issued the press release attached hereto as Exhibit 99.1, which press release is incorporated herein by reference into this Item 7.01 Regulation FD Disclosure in its entirety.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opteum Inc.

June 15, 2007	By:	Jeffrey J. Zimmer

Name: Jeffrey J. Zimmer
Title: Chairman, President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Opteum Inc. dated June 14, 2007